UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 2, 2015

VUZIX CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-53846	04-3392453
(Commission File Number)	(IRS Employer Identification No.)

2166 Brighton-Henrietta Townline Road, Rochester, New York 14623

(Address of principal executive offices)(Zipcode)

(585) 359-5900

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 2, 2015 (the “Closing Date”), Vuzix Corporation (the “Company”) entered into a Series A Preferred Stock Purchase Agreement (the “Purchase Agreement”) with Intel Corporation (the "Purchaser"), whereby the Company agreed to issue and sell to the Purchaser, an aggregate of 49,626 shares of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), at a purchase price of $500 per share, for an aggregate purchase price of $24,813,000 (the “Offering”). Each share of Series A Preferred Stock is convertible, at the option of the Purchaser, into 100 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at an initial conversion price of $5.00, subject to adjustment in the event of stock splits, dividends or other combinations.

On December 30, 2014, the Company filed the Certificate of Designation for the Series A Preferred Stock (the “Certificate of Designation”) with the secretary of state of the state of Delaware.

Each share of Series A Preferred Stock is entitled to receive dividends at a rate of 6% per annum, compounded quarterly and payable in cash or in kind, at the Company’s sole discretion. In the event of the liquidation, dissolution or winding up of the Company, each share of Series A Preferred Stock is entitled to a liquidation preference equal to one times (1x) the Purchaser’s original per share purchase price, plus a right to receive an additional liquidation distribution together with the Common Stock holders pro rata on an as converted basis, but not in excess of $1,000 per share in the aggregate (subject to adjustment for accrued but unpaid dividends and in the event of stock splits, dividends or other combinations). Each share of Series A Preferred Stock is entitled to vote with the holders of the Company’s Common Stock on matters presented to its stockholders, and is entitled to cast such number of votes equal to the whole number of shares of Common Stock into which such shares of Series A Preferred Stock are convertible. The holders of record of the Series A Preferred Stock shall be entitled to nominate and elect two (2) directors to the Company’s Board of Directors (the “Board”, and such right, the “Board Election Right”), at least one of whom shall be required to qualify as an “independent” director, as that term is used in applicable exchange listing rules. The Board Election Right with respect to the independent director shall terminate on such date as the number of shares of Series A Preferred Stock then outstanding is less than 40% of the original amount purchased by the Purchaser. The Board Election Right with respect to the second director shall terminate on such date as the number of shares of Series A Preferred Stock then outstanding is less than 20% of the original amount purchased by the Purchaser. The Company also granted the Purchaser the right to have a board observer at meetings of the Company’s Board and committees thereof.

For as long as at least 25% (or 12,406 shares) of the Series A Preferred Stock is outstanding, the Company shall not, without the consent of holders of at least 60% of the then outstanding shares of Series A Preferred Stock, take certain actions, including but not limited to: (i) liquidate, dissolve, or wind up the business and affairs of the Company; (ii) amend, alter or repeal any provision of its charter or bylaws in a manner that adversely effects the rights of the Series A Preferred Stock; (iii) create or issue any capital stock that is equal to or senior to the Series A Preferred Stock with respect to preferences; (iv) create or issue any debt security, subject to certain exceptions; (v) pay off any debt obligation prior to its stated maturity date; or (vi) enter into any stockholders rights plan or similar arrangement or take other actions that may limit actions that holders of a majority of the Series A Preferred Stock can take under Section 203 (“Section 203”) of the Delaware General Corporation Law, as well as such other customary provisions protecting the rights of the holder of the Series A Preferred Stock, as are outlined in the Certificate of Designation.

The Purchaser has the right to participate in any proposed issuance by the Company of its securities, subject to certain exceptions (the “Participation Right”). In the event the Purchaser is not afforded the opportunity to exercise its Participation Right, the Purchaser shall have the right, but not the obligation, up to two times per calendar year, to acquire additional securities from the Company in such amount as is sufficient to maintain the Purchaser’s ownership percentage in the Company, calculated immediately prior to such applicable financing, at a purchase price equal to the per share price of the Company’s securities in such applicable financing.

Additionally, the Board approved the Offering for purposes of Section 203, which prohibits transactions with interested stockholders under Delaware state law. The Board approved the exemption of the Purchaser from Section 203 with respect to any future business combinations or other transactions covered by Section 203 and, for such purposes, the Purchaser shall not be deemed an “interested stockholder”. Furthermore, the Board has waived any claims based on the corporate opportunity doctrine under Delaware state law or with respect to any duty of the Purchaser, the directors appointed pursuant to the Board Election Right or the board observer, to disclose any information regarding the Purchaser that may be of interest to the Company or permit the Company to participate in any projects or investments based on such information.

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In connection with the Offering, the Company entered an investor’s rights agreement (the “Rights Agreement”) with the Purchaser, pursuant to which the Company agreed to file a “resale” registration statement with the Securities and Exchange Commission (the “SEC”) covering all shares of Common Stock issuable upon conversion of the Series A Preferred Stock sold in the Offering on or before February 14, 2015 (the “Filing Date”).  The Company has agreed to use its best efforts to have the registration statement declared effective by May 31, 2015 (the “Effectiveness Date”).

The Company is obligated to pay to Purchaser a fee of 0.5% per month of the Purchaser’s investment, payable in cash, for every thirty (30) day period up to a maximum of 10% upon the occurrence of certain events, including (i) following the Filing Date that the registration statement has not been filed and (ii) following the Effectiveness Date that the registration statement has not been declared effective; provided, however, that the Company shall not be obligated to pay any such liquidated damages if the Company is unable to fulfill its registration obligations as a result of rules, regulations, positions or releases issued or actions taken by the SEC pursuant to its authority with respect to “Rule 415”, promulgated under the Securities Act of 1933, as amended.

In addition, the parties agreed to use their commercially reasonable efforts within the 45-day period following the Closing Date, to negotiate in good faith a collaborative development agreement pursuant to which they would collaborate with respect to certain key technologies of the Company, and the Company would grant certain rights to the Purchaser to be a lead partner in commercializing such technologies in certain markets to be agreed upon.

On January 2, 2015, the Company issued a press release regarding the Offering. A copy of the press release is attached hereto as Exhibit 99.1, which is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in Exhibit 99.1 shall not be incorporated by reference into any filing under the Securities Exchange Act of 1934, as amended or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

The above descriptions of the material terms of the Purchase Agreement, the Certificate of Designation, the Rights Agreement and the other documents ancillary thereto, are qualified in their entirety by reference to the text of such Purchase Agreement, Certificate of Designation and the Rights Agreement, which are filed as Exhibits 10.1, 3.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Waivers- Notes

In connection with the Offering, each of the holders of notes issued by the Company on June 3, 2014 (the “June Notes”) agreed to irrevocably waive their rights to anti-dilution protection under Section 5(b) of the June Notes in the event the Company issues additional securities at a per share price lower than the conversion price of the June Notes (the “June Note Waiver”). The obligations of the holder of the June Notes under the June Note Waiver shall be binding on all assignees of the June Notes. Additionally, holders of the June Notes waived their rights of participation with respect to the Offering and agreed to subordinate their participation rights to the Purchaser’s Participation Right.

Waivers-Warrants

In connection with the  Offering, holders of approximately 86% of outstanding warrants issued by the Company in its public offering on July 30, 2013 and in connection with the conversion by certain holders of the Company’s outstanding debt in connection with the Company’s public offering (collectively, the “July 2013 Warrants”) agreed to irrevocably waive their rights to anti-dilution protection under Section 2(b) of the July 2013 Warrants in the event the Company issues additional securities at a per share price lower than the exercise price of the July 2013 Warrants (the “July 2013 Warrant Waiver”). The obligations of the holder of the July 2013 Warrants under the July 2013 Warrant Waiver shall be binding on all assignees of the July 2013 Warrants.

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In the event any assignee of the June Notes or the July 2013 Warrants refuse to honor the June Note Waiver or the July 2013Warrant Waiver, as the case may be, and the Company is obligated to issue additional shares to such assignees, the Purchaser will have the right to receive additional shares of Common Stock (or an adjustment to the conversion price for the Series A Preferred Stock) in order to maintain the Purchaser’s percentage of ownership in the Company on such date.

The above descriptions of the material terms of the June Note Waivers and the July 2013 Warrant Waivers, are qualified in their entirety by reference to the text of the forms of June Note Waivers and the July 2013 Warrant Waivers, which are filed as Exhibits 10.3 and 10.4, respectively, to this Current Report on Form 8-K and are incorporated by reference herein

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated by reference herein.

The issuance of the securities described above were completed in accordance with the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 1.01 is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
3.1	Series A Preferred Stock Certificate of Designation

10.1	Series A Preferred Stock Purchase Agreement dated January 2, 2015

10.2	Investor Rights Agreement

10.3	Form of June Note Waiver

10.4	Form of July 2013 Warrant Waiver

99.1	Press Release dated January 2, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 2, 2015	VUZIX CORPORATION

	By:	/s/ Paul J. Travers
Paul J. Travers President and Chief Executive Officer

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